Exhibit 99.1

Timothy Mullany to Join Jack in the Box Inc. as New Chief Financial Officer

SAN DIEGO--(BUSINESS WIRE)--December 17, 2020--Jack in the Box Inc. (NASDAQ: JACK) announced today that Timothy Mullany will join the company as Executive Vice President and Chief Financial Officer, effective January 18, 2021.

Mullany is a well-rounded finance leader with more than 20 years of experience in the restaurant industry, as well as hyper-growth concepts, both public and private. Most recently, Mullany served as Chief Financial Officer at VASA Fitness where he was responsible for leading the finance and accounting team plus developing and executing company growth strategies, including site acquisition and market entry development.

“We are excited for the addition of Tim to the Jack in the Box team. He has demonstrated strong financial leadership while supporting growing businesses in the restaurant industry. We are confident in his executive leadership ability to help continue the momentum being experienced at Jack in the Box,” said Darin Harris, Chief Executive Officer.

Previously, Tim was Chief Financial Officer at RAVE Restaurant Group, Inc. (NASDAQCM: RAVE) where he helped scale Pie Five Pizza from a regional start up into one of the nation’s leading fast casual pizza concepts. Prior to that he held additional Chief Financial Officer roles at Restaurants Unlimited Inc. and Consumer Capital Partners, franchisor and operator of the Smashburger and Quiznos brands. Earlier in his career he also led the financial functions of Global Portfolio Advisors Ltd, its affiliate Outpost International, and Sea Research Foundation, along with founding Mystic Entertainment Company. His career began with positions in private equity and investment banking at J.P. Morgan and Bank of America, respectively, and KPMG LLP. Tim holds an MBA from Columbia Business School and a BS from Villanova University.

“I am thrilled to join Darin and the Jack in the Box team. I have been a longtime fan of the brand and with my experience in growing businesses, and specifically my knowledge within the restaurant industry, I look forward to leading the organization as it embarks on an accelerated growth strategy, in partnership with our employees and franchisees,” said Mullany.

About Jack in the Box:

Jack in the Box Inc. (NASDAQ: JACK), based in San Diego, is a restaurant company that operates and franchises Jack in the Box® restaurants, one of the nation’s largest hamburger chains, with more than 2,200 restaurants in 21 states. Known as the pioneer of all-day breakfast, and the late night category, Jack in the Box prides itself on being the curly fry in a world of regular fries. For more information on Jack in the Box, including franchising opportunities, visit www.jackinthebox.com.

Safe Harbor Statement:

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “goals,” “guidance,” “intend,” “plan,” “project,” “may,” “will,” “would” and similar expressions. These statements are based on management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate. These estimates and assumptions involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. Factors that may cause our actual results to differ materially from any forward-looking statements include, but are not limited to: the potential impacts to our business and operations resulting from the coronavirus COVID-19 pandemic, the success of new products, marketing initiatives and restaurant remodels and drive-thru enhancements; the impact of competition, unemployment, trends in consumer spending patterns and commodity costs; the company's ability to reduce G&A and operate efficiently; the company’s ability to achieve and manage its planned growth, which is affected by the availability of a sufficient number of suitable new restaurant sites, the performance of new restaurants, risks relating to expansion into new markets and successful franchise development; the ability to attract, train and retain top-performing personnel, litigation risks; risks associated with disagreements with franchisees; supply chain disruption; food-safety incidents or negative publicity impacting the reputation of the company's brand; increased regulatory and legal complexities, including federal, state and local policies regarding mitigation strategies for controlling the coronavirus COVID-19 pandemic, risks associated with the amount and terms of the securitized debt issued by certain of our wholly owned subsidiaries; and stock market volatility. These and other factors are discussed in the company’s annual report on Form 10-K and its periodic reports on Form 10-Q filed with the Securities and Exchange Commission, which are available online at http://investors.jackinthebox.com or in hard copy upon request. The company undertakes no obligation to update or revise any forward-looking statement, whether as the result of new information or otherwise.

Contacts

Investor Contact:
Carol DiRaimo
carol.diraimo@jackinthebox.com